UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2020

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aston Ave., Suite 100
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

On March 27, 2020, NTN Buzztime, Inc. (“we,” “us,” or “our”) received a letter from NYSE Regulation stating that we are not in compliance with NYSE American LLC continued listing standards. Specifically, we are not in compliance with Section 1003(a)(iii) of the NYSE American Company Guide because we reported stockholders’ equity of less than $6 million as of December 31, 2019 and had net losses in our five most recent fiscal years ended December 31, 2019. Our stockholders’ equity was $5.09 million as of December 31, 2019. As a result, we are now subject to the procedures and requirements of Section 1009 of the Company Guide.

We must submit a plan to NYSE Regulation by April 26, 2020 advising of actions we have taken or will take to regain compliance with Section 1003(a)(iii) by September 27, 2021. If NYSE Regulation determines to accept the plan, we will be subject to periodic reviews, including quarterly monitoring, for compliance with the plan. If we do not submit a plan or if the plan is not accepted, delisting proceedings will commence. Furthermore, if the plan is accepted but we are not in compliance with the continued listing standards by September 27, 2021, or if we do not make progress consistent with the plan during the plan period, the NYSE American staff will initiate delisting proceedings as appropriate.

Our management is reviewing our options to address the noncompliance and expects to submit a plan on or before the April 26, 2020 deadline.

On March 30, 2020, we issued a press release announcing the receipt of the letter described above, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2020, we entered into an amendment to the employment agreement with our chief executive officer, Allen Wolff. Under the amendment, Mr. Wolff agreed to defer payment of 45% of all of his annual base salary payments between May 1, 2020 and October 31, 2020 until the earlier of October 31, 2020 or such time as our board of directors determines in good faith that we are in the financial position to pay his accumulated deferred salary.

The foregoing summary of the material terms of the amendment to the employment agreement of Mr. Wolff does not purport to be complete and is qualified in its entirety by reference to such amendment, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 8.01	Other Events.

Business Update

We previously reported that our subscription revenue would materially decrease beginning in the first quarter of 2020 if we did not add network subscribers or other revenue sources sufficient to replace the revenue historically received from Buffalo Wild Wings corporate-owned restaurants and its franchisees (“BWW”), after our existing relationships with BWW terminated in November 2019. We have not yet been able to offset the lost subscription revenue from BWW.

Moreover, the COVID-19 pandemic has quickly negatively impacted the restaurant and bar industry, and our business has suffered as a result. In many jurisdictions, including those in which we have many customers and prospective customers, restaurants and bars have been ordered by the government to shut down or close all on-site dining. As a result, we expect material decreases in subscription revenue, advertising revenue and cash flows from operations for the first quarter of 2020 and for such time thereafter as the restaurant and bar industry continues to be negatively impacted by the COVID-19 pandemic.

In light of the foregoing circumstances, we are carefully monitoring our liquidity, which has been materially and adversely impacted by the COVID-19 pandemic, and have taken steps to further reduce our operating expenses and preserve capital. In addition to implementing the 45% base salary deferral for our chief executive officer, as discussed above under Item 5.02, we have further reduced our headcount from 39 to 17 employees, or by 56%, which we expect will save us $146,000 in monthly payroll expenses. This reduction in headcount could adversely affect our ability to manage and operate our business. We may be required to implement additional cost-reduction measures going forward.

We estimate that we will have cash, cash equivalents and restricted cash of approximately $2.4 million as of March 31, 2020. As of that date $2.0 million of principal will be outstanding under our term loan with Avidbank. While we expect to meet our near term debt service obligations under the loan and security agreement with Avidbank governing the term loan and we expect to satisfy our financial covenants thereunder as of March 31, 2020, we expect that it will be difficult for us to do so in subsequent periods. See “Supplemental Risk Factor,” below. To help with our liquidity needs, we are evaluating, among other things, obtaining a loan or other benefits under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) that was signed into law on March 27, 2020.

The estimated amount of cash, cash equivalents and restricted cash as of March 31, 2020 is unaudited and preliminary, and does not present all information necessary for an understanding of our financial condition as of March 31, 2020. The review of our financial statements for the three months ending March 31, 2020 has not commenced and could result in changes to this amount due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time our financial statements for the three months ended March 31, 2020 are finalized and publicly released. Our independent registered public accounting firm has not audited, reviewed, or compiled this estimate.

Supplemental Risk Factor

In light of recent developments relating to the COVID-19 pandemic, we are supplementing the risk factors previously disclosed in Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 19, 2020, as follows:

Our cash flows from operations and liquidity have been materially adversely affected by the effects of the COVID-19 pandemic. We need to raise capital in the near term and our inability to do so could result in our lender foreclosing on all of our assets and/or us pursuing a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up.

As of March 27, 2020, we had cash, cash equivalents and restricted cash of approximately $2.4 million, and as of that date $2.0 million of principal was outstanding under our term loan with Avidbank. We are required to make principal payments plus accrued interest on the last day of each month beginning on April 30, 2020. The principal payment we must make each month will be $125,000 for each of April, May and June, $300,000 for each of July, August, September, October and November, and $125,000 for December. Subject to limited exceptions, our loan and security agreement with Avidbank prohibits us from borrowing additional amounts from other lenders. In addition, we have two financial covenants under our loan and security agreement with Avidbank: our asset coverage ratio must be no less than 1.25 to 1.00 as of the last day of each calendar month and at all times our minimum liquidity must be not less than the outstanding principal of our loan.

Our cash flows from operations and liquidity have been materially adversely affected by the effects of the COVID-19 pandemic. While we expect to meet our near term debt service obligations to Avidbank and we expect to satisfy our financial covenants as of March 31, 2020, we expect that it will be difficult for us to do so in subsequent periods. Our ability to meet our debt service obligations and to satisfy our financial covenants will depend on our ability to operate and manage our business during this challenging time, particularly in light of having only 17 employees (as compared to 74 at December 31, 2019), on the extent to which the COVID-19 pandemic ultimately impacts our cash flows and on the duration of the impact, and on our ability to recover from the impact, all of which are uncertain and difficult to predict at this time.

We currently have no arrangements for capital and no assurances can be given that we will be able to raise sufficient capital when needed, on acceptable terms, or at all. The effects of the COVID-19 pandemic on macroeconomic conditions and the capital markets make it more challenging to raise capital. If we are unable to raise sufficient additional capital in the very near term, we may default on our payment obligations to Avidbank or not satisfy our financial covenants to Avidbank, and if we do, Avidbank may declare a default, which could lead to all payment obligations becoming immediately due and payable. Avidbank has a first-priority security interest in all our personal property and may foreclose on our personal property to satisfy our payment obligations. In addition, we will be required to curtail or terminate some or all of our business operations and we may determine to pursue a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up. Our investors may lose their entire investment in the event Avidbank forecloses on our personal property to satisfy our payment obligations and/or in the event of a reorganization, bankruptcy, liquidation, dissolution or winding up.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to Employment Agreement dated March 27, 2020 by and between NTN Buzztime, Inc. and Allen Wolff

99.1	Press Release of NTN Buzztime, Inc. dated March 30, 2020

Forward-looking Statements

Statements in this report that are not historical facts are “forward-looking” statements and “safe harbor statements” that involve risks and/or uncertainties, including those described in our public filings with the Securities and Exchange Commission. We based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the estimated amount of cash, cash equivalents and restricted cash as of March 31, 2020, that we expect to submit a plan to NYSE Regulation on or before the April 26, 2020 deadline related to our non-compliance with Section 1003(a)(iii) of the NYSE American Company Guide, and that we expect to meet our near term debt service obligations to Avidbank and to satisfy our financial covenants as of March 31, 2020. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include: the extent to which the COVID-19 pandemic ultimately impacts our cash flows and our business and on the duration of the impact, and on our ability to recover from the impact; the effects of the impact of the COVID-19 pandemic on the restaurant and bar industry generally and the broader macroeconomic environment; our ability to raise additional capital, on favorable terms or at all, to allow us to meet our debt service obligations and to fund our working capital needs and the effect that the COVID-19 pandemic may have on the capital markets generally; our ability to maintain or grow our revenue and successfully implement our other business strategies to make up for the revenue we have historically received from Buffalo Wild Wings corporate-owned restaurants and its franchisees after our existing relationships with them terminated in November 2019; the negative impact that measures we recently implemented and may implement to reduce our operating expenses and planned capital expenses (including investments in our business) may have on our ability to effectively manage and operate our business; our ability to comply with our financial covenants in our loan and security agreement with Avidbank and its right to declare a default if we do not, which could lead to all payment obligations becoming immediately due and payable; and the other risks and uncertainties described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and described in other documents we file from time to time with the Securities and Exchange Commission thereafter. Please see our recent filings with the Securities and Exchange Commission for information about these and other risks that may affect us. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and we does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: March 30, 2020	By:	/s/ Sandra Gurrola
Sandra Gurrola
Sr. Vice President of Finance